SECURITIES PURCHASE AND EXCHANGE AGREEMENT

This Securities Purchase and Exchange Agreement (this “Agreement”) is dated as of December 28, 2012, between Pressure BioSciences, Inc., a Massachusetts corporation (the “Company”), and Clayton A. Struve (the “Purchaser”).

WHEREAS, the Company has determined that it is in its best interests to issue shares of a newly created series of Preferred Stock (as defined below) to the Purchaser in exchange for Shares of Common Stock (as defined below) held by the Purchaser, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder; and

WHEREAS, the Purchaser desires to acquire Shares of Preferred Stock (as defined below) in exchange for Shares of Common Stock held by the Purchaser, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1              Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1

:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act.

“Articles of Amendment” means the Articles of Amendment to the Company’s Restated Articles of Organization, as amended, in the form of Exhibit A attached hereto, that includes a Certificate of Designation setting forth the rights, preferences, powers, privileges, restrictions, qualifications and limitations of the Preferred Stock.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States, or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the sale and issuance of the Shares of Preferred Stock in exchange for the Shares of Common Stock pursuant to Section 2.1

.

“Closing Date” means the date on which the Company closes the sale and issuance of the Shares of Preferred Stock in exchange for the Shares of Common Stock.

“Common Stock” means the common stock of the Company, par value $.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Conversion Shares” means such shares of Common Stock which, from time to time, have been issued, or may be issuable, upon conversion of the Preferred Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, liability, charge, security interest, encumbrance, pledge, right of first refusal, preemptive right or other restriction of any kind, nature or description.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(a)

.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind.

“Preferred Stock” means the Series H Convertible Preferred Stock of the Company, $.01 par value, issued or issuable to the Purchaser pursuant to this Agreement with such rights, preferences, powers, privileges, restrictions, qualifications and limitations as are set forth in the Certificate of Designation included in the Articles of Amendment.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(d)

.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(f)

.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares of Common Stock” shall have the meaning ascribed to such term in Section 2.2(a).

“Shares of Preferred Stock” shall have the meaning ascribed to such term in Section 2.2(a).

ARTICLE II.
PURCHASE AND SALE

2.1              Articles of Amendment. On or before the Closing, the Company shall adopt and file with the Secretary of the Commonwealth of Massachusetts the Articles of Amendment.

2.2              Purchase, Exchange and Sale.

(a)                Effective upon the Closing and subject to the terms and conditions set forth herein, (i) the Company hereby sells and issues to the Purchaser One Hundred Five Thousand One Hundred Sixty Seven (105,167) shares of Preferred Stock (the “Shares of Preferred Stock”), and (ii) the Purchaser hereby sells, assigns, transfers and delivers to the Company all of the Purchaser’s right, title and interest in and to One Million Fifty One Thousand Six Hundred Sixty Three (1,0551,663) shares of Common Stock (the “Shares of Common Stock”), free and clear of all Liens, in exchange for the Shares of Preferred Stock.

(b)               The Closing of the sale and issuance of the Shares of Preferred Stock in exchange for the Shares of Common Stock shall take place on December __, 2012, at the offices of the Company, remotely via the exchange of documents and signatures, or on such other date or at such other location or by such other means as the parties shall mutually agree.

2.3              Closing Deliveries.

(a)                On or prior to the Closing (except as otherwise required below), the Company shall deliver or cause to be delivered to the Purchaser a certificate or certificates registered in the name of the Purchaser representing the Shares of Preferred Stock.

(b)               On or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company (i) a certificate or certificates representing the Shares of Common Stock, duly endorsed in blank or accompanied by duly executed stock powers, and (ii) an IRS Form W-9 completed with respect to the Purchaser in accordance with the instructions accompanying such form.

2.4  Closing Conditions.

(a)                The obligations of the Company hereunder in connection with the sale and issuance of the Shares of Preferred Stock to the Purchaser at the Closing are subject to the following conditions being met:

(i)                  the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchaser contained herein;

(ii)                all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)               the delivery by the Purchaser of the items set forth in Section 2.3(b)

of this Agreement.

(b)               The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)                  the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (except that the representations and warranties of the Company contained herein that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects when made and on the Closing Date);

(ii)                all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(iii)               the delivery by the Company of the items set forth in Section 2.3(a)

of this Agreement.

ARTICLE III.REPRESENTATIONS AND WARRANTIES

3.1              Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

(a)                Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of The Commonwealth of Massachusetts, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its Restated Articles of Organization, as amended, and bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b)               Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of each of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than the Required Approvals. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific

(c)                performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)               No Conflicts. The execution, delivery, and performance of this Agreement by the Company and the sale and issuance of the Shares of Preferred Stock do not and will not (i) conflict with or violate any provision of the Company’s Restated Articles of Organization, as amended, or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)                Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization, or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery, and performance by the Company of this Agreement, other than (i) the filing of the Articles of Amendment with, and the acceptance of such filing by, the Secretary of the Commonwealth of Massachusetts, (ii) if determined necessary by the Company, the filing of Form D with the Commission and such filings, if any, as are required to be made under applicable state securities laws and (iii) any approvals required under the Company’s Restated Articles of Organization, as amended, as determined by the Company (collectively, the “Required Approvals”).

(f)                 Issuance of Shares of Preferred Stock. The Shares of Preferred Stock are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement, applicable federal and state securities laws and Liens created by or imposed by the Purchaser. The Conversion Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the Company’s Restated Articles of Organization, as amended, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable federal and state securities laws and Liens created by or imposed by a Purchaser.

(g)                SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the

(h)                “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)                  Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(j)                 Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares of Preferred Stock by the Company to the Purchaser as contemplated hereby.

3.2              Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as follows:

(a)                Organization; Authority. The Purchaser has full legal capacity to execute and deliver this Agreement and the certificate or certificates representing the Shares of Common Stock and to consummate the transactions contemplated by this Agreement and otherwise to carry out his obligations hereunder. This Agreement has been, and the certificate or certificates representing the Shares of Common Stock will be, duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)               Own Account. The Purchaser understands that the Shares of Preferred Stock are “restricted securities” and have not been registered under the Securities Act or any applicable state or other securities law and is acquiring the Shares of Preferred Stock as principal for his own account and not with a view to or for distributing or reselling such Shares of Preferred Stock or any part thereof in violation of the Securities Act or any applicable state or other securities law, has no present intention of distributing any of such Shares of Preferred Stock in violation of the Securities Act or any applicable state or other securities law, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares of Preferred Stock (this representation and warranty not limiting the Purchaser’s right to sell the Shares of Preferred Stock or the Conversion Shares in compliance with the Securities Act and any applicable state or other securities laws) in violation of the Securities Act or any applicable state or other securities law.

(c)                Purchaser Status. At the time the Purchaser was offered the Shares of Preferred Stock, the Purchaser was, on the date hereof he is, and on the Closing Date he will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d)               Experience of Such Purchaser. The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares of Preferred Stock, and has so evaluated the merits and risks of such investment. The Purchaser understands that the purchase of the Shares of Preferred Stock involves substantial risk. The Purchaser is able to bear the economic risk of an investment in the Shares of Preferred Stock and, at the present time, is able to afford a complete loss of such investment.

(e)                General Solicitation. The Purchaser is not purchasing the Shares of Preferred Stock as a result of any advertisement, article, notice or other communication regarding the Shares of Preferred Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)                 Provision of Information. The Purchaser has been afforded (i) the opportunity to ask such questions as he has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Shares of Preferred Stock, the Shares of Common Stock and the finances, operations and business of the Company; and (ii) the opportunity to request such additional information which the Company possesses or can acquire without unreasonable effort or expense. All of the Purchaser’s questions have been answered to his satisfaction and such Purchaser has received all of such requested additional information.

(g)                Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Purchaser to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank, or other Person with respect to the transactions contemplated by this Agreement.

(h)                Residency. The residence or principal place of business of the Purchaser is set forth below the Purchaser’s signature on the signature page to this Agreement, and all communications between the Purchaser and the Company regarding the transactions contemplated by this Agreement took place within or from the state of such residence or principal place of business.

(i)                  Ownership of Shares of Common Stock. The Purchaser is the sole record and beneficial owner of the Shares of Common Stock and has good and marketable title thereto, free and clear of any and all Liens. Upon consummation of the Closing, the Company shall have acquired good and marketable title to the Shares of Common Stock, free and clear of any and all Liens.

(j)                 Acknowledgement. Such Purchaser acknowledges that the Company has relied upon the representations and warranties of the Purchaser set forth in this Section 3.2 in its determination that no registration under the Securities Act is required for the sale and issuance of

(k)               the Shares of Preferred Stock by the Company to the Purchaser as contemplated by this Agreement.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1              Transfer Restrictions.

(a)                The Shares of Preferred Stock and the Conversion Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares of Preferred Stock and the Conversion Shares other than pursuant to an effective registration statement under the Securities Act or Rule 144, or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement.

(b)               Certificates evidencing the Shares of Preferred Stock and the Conversion Shares will contain the following legend or such other legend as may be reasonably appropriate under the Securities Act so long as is required by this Section 4.1:

THE OFFER AND SALE OF THIS SECURITY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, SUCH SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

If the Purchaser or other holder of the Shares of Preferred Stock or the Conversion Shares is not an Affiliate of the Company, certificates evidencing the Shares of Preferred Stock or the Conversion Shares shall not contain any legend (including the legend set forth in Section 4.1(b), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such securities pursuant to Rule 144, (iii) if such securities are eligible for sale under Rule 144 without limitations, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities Exchange Commission). The Company agrees that at such time as such legend is no longer required with respect to such securities under this Section 4.1(b), promptly following the delivery by the Purchaser to the Company or its transfer agent of a certificate representing such securities, it will deliver or cause to be delivered to the Purchaser a certificate representing such securities that is free from all restrictive and other legends.

4.2              Reservation of Common Stock. The Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares pursuant to the conversion of the Shares of Preferred Stock.

ARTICLE V.
MISCELLANEOUS

5.1              Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.2              Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3              Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by internationally recognized overnight courier service for next business day delivery, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4              Amendments; Waivers. No provision of this Agreement may be waived, amended, modified or terminated except in a written instrument signed, by the Company and by the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5              Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6              Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Purchaser may not assign any or all of his rights under this Agreement to any Person without the prior written consent of the Company.

5.7              No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8              Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of The Commonwealth of Massachusetts, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement, and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees, or agents) shall be commenced exclusively in the state and federal courts sitting in The Commonwealth of Massachusetts. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Boston for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or is an inconvenient venue for such Proceeding. The parties hereby waive all rights to a trial by jury.

5.9              Execution. This Agreement may be executed in two counterparts, each of which when taken together shall be considered one and the same agreement, and shall become effective against the Company and the Purchaser when counterparts have been signed by the Company and the Purchaser and delivered to each other, it being understood that the Company and the Purchaser need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.10          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.11          Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of

5.12          construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase and Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Pressure BioSciences Inc.	Address for Notice:
By:__________________________________________ Name: Richard T. Schumacher Title: President and Chief Executive Officer	14 Norfolk Avenue Easton, MA 02375 Facsimile: (508) 580-1829 E-Mail: rschumacher@pressurebiosciences.com Attention: Richard T. Schumacher
With a copy to (which shall not constitute notice): Pepper Hamilton LLP 19th Floor, High Street Tower 125 High Street Boston, MA 02110-2736 Facsimile: 617-956-4351 Attention: Steven R. London
Purchaser:	Address for Notice:
__________________________________________ Name: Clayton A. Struve	[_____________________] [_____________________] Facsimile: E-Mail:

Taxpayer Identification Number: ___________________________________________

EXHIBIT A

Articles of Amendment